SUBSIDIARIES OF REGISTRANT

                                        JURISDICTION OF     OTHER NAMES UNDER
                                        INCORPORATION OR    WHICH SUBSIDIARY
  NAME (AND % OWNED)                    ORGANIZATION        DOES BUSINESS
-------------------------------------   ----------------    -----------------
Pyramid Stores, Inc. (100%)                 Colorado               None

Graves Oil & Butane Co., Inc.(100% by       New Mexico             None
 Pyramid Stores, Inc.)

El Boracho, Inc. (100% by Graves)           New Mexico             None

Hillger Oil Company (100% by Pyramid)       New Mexico             None

Hatch Pyramid LLC (75%)                     New Mexico             None

Capco Analytical Services, Inc.(100%)       California             None

Innovative Solutions and Technologies,
 Inc. (100%)                                Colorado               None

Meteor Holdings LLC (73%)                   Colorado               None

Capco Resources, Inc. (100% by Meteor       Delaware               None
 Holdings LLC)

Bloomfield Pyramid LLC (100%)               New Mexico             None

Graves Rio Rancho LLC (50%)                 New Mexico             None

Coors Pyramid, LLC (50%)                    New Mexico             None

Fleischli Oil Company, Inc. (100%)          Wyoming                None

American LP Ltd. Co. (33%)                  New Mexico             None

Socorro Pyramid L.L.C. (100%)               New Mexico             None
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